Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 30, 2012 with respect to the financial statements of Poole & Associates, Inc. included in the Form 8-K of The KEYW Holding Corporation filed with the Securities and Exchange Commission on September 17, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of The KEYW Holding Corporation on Form S-3 (No. 333-182134, effective July 13, 2012) and on Form S-8 (No. 333-170194, effective October 28, 2010).

/s/ GRANT THORNTON LLP

Baltimore, Maryland
September 17, 2012